AccelPath, Inc. Acquires DigiPath Solutions, LLC

Acquisition expands AccelPath’s digital telepathology customer base and services platform

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Deal strengthens position as leading pure play digital telepathology services provider

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Acquisition immediately accretive to earnings

GAITHERSBURG, MD — (MARKETWIRE) – September 24, 2012 - AccelPath, Inc. (OTC:BB -- ACLP) (“AccelPath” or the “Company”), a leading provider of digital telepathology services, announced today that it has acquired privately held DigiPath Solutions, LLC (“DigiPath”), a leading provider of digital telepathology and laboratory development and management services in Texas.

Founded in 2010, DigiPath currently services six pathology laboratories covering eight customers in Houston, Texas, with near-term plans to expand further in Texas.  DigiPath had audited fiscal year June 30, 2012 revenues of $1.1 million, which represented a 106% increase over the prior year and EBITDA of $561,000, a 50% increase from the prior year.

Rishi Reddy, founder and Chief Executive Officer of DigiPath will join the AccelPath medical advisory board and help to integrate the DigiPath business into AccelPath while also leading AccelPath’s global expansion and developing its 3D imaging technology.

Mr. Reddy will also focus on integrating DigiPath’s laboratory build and management capabilities into AccelPath. His experienced sales and operations team will continue to manage existing customer pathology laboratories while engaging new business contracts and developing and managing new pathology laboratories in the DigiPath pipeline.  The DigiPath team will also assist with AccelPath’s new business pipeline by offering similar laboratory development and management capabilities to prospective clients.

AccelPath acquired DigiPath for an aggregate purchase price of $2.4 million, which consists of cash, 1,250 shares of AccelPath convertible preferred stock, and a promissory note issued to Mr. Reddy in the amount of $1,050,000. In addition, the Company entered into a one-year consulting agreement with Mr. Reddy.

“After spending the past several months with the AccelPath management and operating team, I have become very impressed with their wealth of knowledge in digital telepathology and, specifically, their workflow software technology,” stated Mr. Reddy. “The Company’s digital telepathology workflow software will facilitate the expansion of DigiPath’s business and take it to the next level of automation.  Further, we are pleased to bring DigiPath’s laboratory development capabilities to the Company, which will provide a broader product offering to the combined entity and facilitate growth.  I also look forward to assisting with the development of the

Company’s proprietary 3D imaging technology as it relates to digital telemedicine.  This is a very exciting time for the combined companies.”

“We are very pleased to have Mr. Reddy join our team,” stated Shekhar Wadekar, AccelPath’s Chief Executive Officer.  “We are truly impressed by his performance of substantially growing DigiPath from a start-up to a profitable entity within a very short time.  He brings a wealth of knowledge to the Company from an operational and growth perspective.  Further, Mr. Reddy will play an integral role in developing certain of our proprietary 3D imaging technologies as they relate to digital telemedicine and we welcome Mr. Reddy and his team to AccelPath.  AccelPath will continue to seek out similar synergistic acquisitions.”

About AccelPath

AccelPath provides technology solutions that play a key role in delivering information required for diagnosis of diseases and other pathologic conditions with and through its associated institutional pathologists. The medical institutions, with whom the Company partners, prepare comprehensive diagnostic reports of a patient’s condition and consult with referring physicians to help determine the most appropriate treatment. Such diagnostic reports enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients’ health in a cost-effective manner. The Company seeks out referring physicians and histology laboratories in need of high-quality pathology interpretations and manages HIPAA-compliant digital case delivery and reporting while developing comprehensive solutions for managing medical information.

AccelPath is currently focused on the $14 billion anatomic pathology market in the US. The Company’s business model builds upon the expertise of experienced pathologists to provide seamless, reliable and comprehensive pathology and special test offerings to referring physicians using conventional and digital technologies. The Company establishes longstanding relationships with the referring physicians as a result of focused delivery of its partner’s diagnostic services, personalized responses and frequent consultations, and its proprietary flexible information technology, or IT, solutions that are customizable to the referring physicians’ or laboratories as well as the pathologists’ needs. Such diagnostic reports often enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients’ health in a cost-effective manner. AccelPath’s IT and communications platform enables it to efficiently and securely deliver diagnostic reports to referring physicians. In addition, AccelPath’s IT platform enables close tracking and monitoring of medical statistics.

AccelPath is focused on the design, research, development and integration of three-dimensional imaging devices and systems primarily in the healthcare industries which it contributes to the Company.  The Company will also exploit its three-dimensional imaging technology for use in intelligent surveillance devices and systems, as well as three-dimensional facial recognition systems for security and law enforcement agencies thru future strategic partnerships. Historically, the Company’s largest customers have been the National Institutes of Health and the Department of Defense.

Additional Company information may be found on the Internet at: www.accelpath.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” relating to the business of the Company, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “continue,” “plan,” “forecast,” or other similar words, or the negative thereof, unless the context requires otherwise. These statements include, but are not limited to, statements about the Company’s expectations of the combined companies and the anticipated benefits and revenues, the Company’s expected future performance and the acceptance of the Company’s product offerings.  The results anticipated by any or all of these forward-looking statements may not occur. In addition, these statements reflect management’s current views with respect to future events and are subject to numerous risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in or implied by these forward-looking statements. Factors that could affect those results include, but are not limited to, our ability to integrate both companies, the acceptance of our solutions in the marketplace, the efforts of our sales force, general economic conditions, and those described in the Company’s reports on Forms 8-K, 10-Q and 10-K and proxy statements and information statements including amendments, which have been or will be filed by the Company with the Securities and Exchange Commission (the “SEC”), including without limitation under the caption “Risk Factors” in the Company's Annual Report on Form 10-K filed on October 13, 2011. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation and expressly disclaim any obligation, to revise or publicly update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations:

AccelPath, Inc.

Robert Weinstein, Business Development

914.295.2765

ir@accelpath.com

or

Shekhar Wadekar, Chief Executive Officer

781.269.2120